UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2020

ChinaNet Online Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-34647	20-4672080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 9 South Min Zhuang Road Haidian District, Beijing, PRC 100195
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:

+86-10-60846616

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CNET	Nasdaq Capital Market

Item 5.07. Submission of Matters to a Vote of Security Holders.

ChinaNet Online Holdings, Inc., a Nevada corporation (“ChinaNet”), held its annual meeting of stockholders on October 12, 2020. The voting results are as follows:

1. Election of Directors

All of the following five nominees were elected to ChinaNet’s Board of Directors to serve until the next annual meeting and their successors have been elected and qualified, in accordance with the voting results listed below.

	For	Against	Abstain	Broker Non-Votes
Handong Cheng	11,217,872	0	74,257	4,460,577
George Kai Chu	11,212,202	0	79,927	4,460,577
Zhiqing Chen	11,213,672	0	78,457	4,460,577
Chang Qiu	11,213,275	0	78,854	4,460,577
Pau Chung Ho	11,208,461	0	83,668	4,460,577

2. Ratification of ChinaNet’s Independent Accountants.

ChinaNet’s stockholders ratified the appointment of Centurion ZD CPA & Co. as the Company’s independent accountants for fiscal 2020, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
15,416,927	62,400	273,379	-

3. Amendment to Articles of Incorporation to Change Corporate Name.

For	Against	Abstain	Broker Non-Votes
14,070,432	1,325,668	356,606	-

4. Ratification of the Company’s 2020 Omnibus Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
11,138,399	107,341	46,389	4,460,577

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 13, 2020	ChinaNet Online Holdings, Inc.

By: /s/ Cheng Handong
Name: Cheng Handong
Title: Chief Executive Officer